                                                                    EXHIBIT 10.4

                           CLICKSERVICE SOFTWARE LTD.

                              EMPLOYMENT AGREEMENT


        This Agreement is entered into as of February 10, 2000, (the "Effective Date") by and between ClickService Software Ltd. (the "Company"), and Shimon Rojany (the "Executive").

        WHEREAS, Executive currently serves as the Chief Financial Officer of the Company;

        WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement; and

        NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

        1. Duties and Scope of Employment.

                (a) Positions and Duties. As of the Effective Date, Executive will continue to serve as Chief Financial Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

                (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board. Notwithstanding the foregoing, Executive may serve on the board of directors of any other companies or work in academic pursuits as long as such service does not materially interfere with the performance of his duties to the Company.

        2. At-Will Employment. The parties agree that the Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

        3. Compensation.

                (a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $185,000 (the "Base Salary").

The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

                (b) Bonus. In addition to the Base Salary, Executive shall be entitled to earn an annual performance bonus of up to $45,000 (the "Bonus"). Such Bonus, if any, shall be based on the achievement of target milestones to be determined by the Compensation Committee of the Board after consultation with Executive and shall be paid on a quarterly basis. The Bonus may be reviewed annually by the Compensation Committee of the Board for possible increases in light of Executive's performance.

        4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

        5. Vacation. Executive will be entitled to paid vacation of twenty-one
(21) days per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

        6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time. In addition, the Company shall pay Executive an annual auto allowance in an amount not to exceed $6,000 per year.

        7. Severance.

                (a) Involuntary Termination. If Executive's employment with the Company terminates other than for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 11, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid, in Executive's discretion, (i) periodically in accordance with the Company's normal payroll policies or (ii) in a lump-sum within thirty (30) days of such termination.

                (b) Termination for Cause. If Executive's employment with the Company terminates for Cause by the Company, then Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

        8. Definition.

                (a) Cause. For purposes of this Agreement, "Cause" is defined as
(i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, or (iii) Executive's gross misconduct.

        9. Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

        10. Conditional Nature of Severance Payments.

                (a) Noncompete. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the six (6) months following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

        11. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

        12. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

               If to the Company:

               ClickService Software Ltd.
               3425 South Bascom Avenue, Suite 230
               Campbell, CA 95008
               Attn: Shimon Rojany

               If to Executive:

               at the last residential address known by the Company.

        13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        14. Arbitration.

                (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

        15. Integration. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        16. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

        17. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        18. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



        CLICKSERVICE SOFTWARE LTD.


        By:                                 Date:
           ------------------------              -------------------------------

        Title:
              ---------------------


        EXECUTIVE


        /s/ Shimon Rojany
        ---------------------------         Date:
        Shimon Rojany                            -------------------------------